EXHIBIT 10.27





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                                       March 24, 1999


Uma  Nandan  Aggarwal
Chief  Executive  Officer  and
     President
Allied  Healthcare  Products,  Inc.
1720  Sublette  Avenue
St.  Louis,  MO  63110

      Re: $5,000,000 PROMISSORY NOTE DATED AUGUST 7, 1998 ("NOTE") MADE BY ALLIED HEALTHCARE PRODUCTS, INC. ("COMPANY") TO THE ORDER OF LASALLE NATIONAL BANK ("BANK")

Dear  Mr.  Aggarwal:

     Reference is made to the above Note. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Note.

     Pursuant to provisions of the Note, the Company is limited in its ability to sell, lease, assign, transfer or otherwise dispose of its properties or assets. The Note additionally requires that the Company maintain a Tangible Net Worth at all times of not less than $21,000,000.

     Subject to the terms herein provided, this will serve as the Bank's consent and agreement to the following:

     1. The Company is hereby permitted to dispose of its Toledo, Ohio manufacturing facility provided that the sales proceeds for the facility shall be used to reduce the Company's obligations to its working capital lender, Foothill Capital Corporation.

     2. The terms of Page 7, paragraph (n) of the Note requiring that the Company's Tangible Net Worth at all times not be less than $21,000,000 are hereby waived from this date through and including June 30, 1999 provided the Company's Tangible Net Worth during such period must not be less than $20,000,000. After June 30, 1999 the requirements that the Company's Tangible Net Worth not be less than $21,000,000 shall be reinstituted.


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     Except  as  expressly stated herein, the Loan Documents, as hereby amended, shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents nor constitute a waiver of any provision of the Loan Documents as except as specifically set forth herein. The Company hereby ratifies, reaffirms, acknowledges and agrees that the Loan Documents, as hereby amended, are and shall continue to be the valid and enforceable obligations of the Company.

     If the foregoing meets with your approval and acceptance, please indicate your agreement where indicated below.

                                  LASALLE  NATIONAL  BANK



                                  By:
                                     ----------------------------------
                                        Andrew  K.  Dawson,
                                        Vice  President


     The undersigned Allied Healthcare Products, Inc. hereby agrees and accepts the terms of the above letter as of the date first above written.

                                        ALLIED  HEALTHCARE  PRODUCTS,  INC.


                                  By:
                                     ----------------------------------
                                         Uma  Nandan  Aggarwal,
                                         Chief  Executive  Officer and President


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